Kinetik Completes Divestiture of Its Equity Interest in Gulf Coast Express Pipeline HOUSTON & MIDLAND, Texas--( )-- Kinetik Holdings Inc. (NYSE: KNTK) (“ ” or the “BUSINESS WIRE Kinetik ”) today announced the completion of its previously announced sale and direct transfer of its 16% equityCompany interest in the Gulf Coast Express pipeline to an affiliate of ArcLight Capital Partners LLC for $510 million in upfront cash and an additional $30 million deferred cash payment due upon a final investment decision on a capacity expansion project. The cash proceeds will be used for general corporate purposes including to fund Kinetik’s previously announced (i) acquisition of Durango Permian LLC and (ii) capital investment to support its new 15-year low-pressure and high-pressure gas gathering and processing agreement in Eddy County, New Mexico, significantly enhancing Kinetik’s position in New Mexico. About Kinetik Holdings Inc. Kinetik is a fully integrated, pure-play, Permian-to-Gulf Coast midstream C-corporation operating in the Delaware Basin. Kinetik is headquartered in Houston and Midland, Texas. Kinetik provides comprehensive gathering, transportation, compression, processing and treating services for companies that produce natural gas, natural gas liquids, crude oil and water. Kinetik posts announcements, operational updates, investor information and press releases on its website, .www.kinetik.com Forward-looking statements This news release includes certain statements that may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “seeks,” “possible,” “potential,” “predict,” “project,” “prospects,” “guidance,” “outlook,” “should,” “would,” “will,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These statements include, but are not limited to, statements about the Company’s future business strategy and other plans, expectations, and objectives for the Company’s operations, including statements about strategy, synergies, expansion projects and future operations, and financial guidance; return of capital to shareholders and the timing thereof; the Company’s leverage and financial profile; and the consummation of the Durango Acquisition and timing thereof, the funding for the Durango Acquisition and capital required under the New Eddy County Agreement, expected results of the transactions discussed herein, including reinvestment in new projects and the returns thereon. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See Part I, Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2023. Any forward-looking statement made by us in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement whether as a result of new information, future development, or otherwise, except as may be required by law. Contacts Kinetik Investors: (713) 487-4832 Maddie Wagner (713) 574-4743 Alex Durkee Website: www.kinetik.com Source: Kinetik Holdings Inc.